UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 29, 2009
Date of report (Date of earliest event reported)

       TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)



        Virginia
(State or Other Jurisdiction of Incorporation)

        001-01361
(Commission File Number)

        22-1318955
(I.R.S. Employer Identification No.)

 7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)

        773-838-3400
(Registrant's Telephone Number, Including Area Code)

        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [__]  Written communications pursuant to Rule 425 under the Securities Act
              (17 CFR 230.425)

     [__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

     [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

    On April 29, 2009, Tootsie Roll Industries, Inc. issued a press release
(the "release") announcing its results of operations and financial condition for the first quarter ended April 4, 2009. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

    The information in the release and in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

Item 9.01.  Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit 99.1     Press Release of Tootsie Roll Industries, Inc., dated
                 April 29, 2009.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.


April 29, 2009                   TOOTSIE ROLL INDUSTRIES, INC.

                            By:  /S/G. HOWARD EMBER, JR.
                                 G. Howard Ember, Jr.
                                 Vice President/Finance and
                                 Chief Financial Officer



EXHIBIT INDEX

Exhibit No.                Description

99.1   Press Release of Tootsie Roll Industries, Inc., dated April 29, 2009.


Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534

Press Release

STOCK TRADED:  NYSE           FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR             Wednesday, April 29, 2009

Chicago, ILLINOIS - April 29, 2009 - Melvin J. Gordon, Chairman, Tootsie Roll Industries, Inc. reported first quarter 2009 net sales and net earnings.

First quarter 2009 net sales were $94,054,000 compared to $90,341,000 in first quarter 2008, an increase of $3,713,000 or 4%. First quarter 2009 net earnings were $8,320,000 compared to $6,453,000 in first quarter 2008, and net earnings per share were $.15 and $.11 in first quarter 2009 and 2008, respectively, an increase of $.04 per share or 36%. As the Company's quarterly financial reporting is based on thirteen week periods, the first quarter of 2009 ended on April 4, 2009 and benefited from three additional shipping days.

Mr. Gordon said, "First quarter 2009 net sales benefited from effective marketing programs and selective price increases as well as the timing of the comparative quarter end reporting periods. Although net sales increased in first quarter 2009, such sales reflect declines in sales outside of the U.S., including the adverse effects of certain foreign sales that are translated into a stronger U.S. dollar currency. The increase in first quarter 2009 net earnings reflect the benefits of higher sales, selective price increases, lower energy and fuel costs primarily relating to freight and delivery, a lower effective income tax rate, and lower costs relating to products manufactured in Canada due to more favorable foreign exchange rates. The Company's net earnings per share for first quarter 2009 benefited from common stock purchases in the open market resulting in fewer shares outstanding."








                          TOOTSIE ROLL INDUSTRIES, INC.
               CONSOLIDATED SUMMARY OF NET SALES & NET EARNINGS
                              FOR THE PERIODS ENDED
                         APRIL 4, 2009  &  MARCH 29, 2008

                                      FIRST QUARTER ENDED
                                     2009             2008

Net Product Sales              $   94,054,000    $  90,341,000

Net Earnings                   $    8,320,000    $   6,453,000

Net Earnings Per Share *             $ .15            $ .11

Average Shares Outstanding *       56,539,000       57,185,000




* Based on average shares outstanding adjusted for 3% stock dividends distributed April 9, 2009 and April 10, 2008.